Exhibit a(1)

                                  GENESYS S.A.

          OFFER TO GRANT ELIGIBLE EMPLOYEES THE OPPORTUNITY TO RENOUNCE
                       THE BENEFIT OF OUTSTANDING OPTIONS
                       GRANTED TO SUCH ELIGIBLE EMPLOYEES
                 UNDER GENESYS S.A'S STOCK INCENTIVE PLAN AND/OR
                        THE 1998 FRENCH STOCK OPTION PLAN
                                 FOR NEW OPTIONS


                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN STANDARD
                            TIME ON DECEMBER 18, 2002
                     UNLESS THE OFFER IS EXTENDED BY GENESYS

         Any questions or requests for assistance or additional copies of any documents referred to in this document may be directed to:

                                  Genesys S.A.
                          Attention: Mr. Patrick Janel
                                   L'Acropole
                           954-980 Avenue Jean Mermoz
                       CS 69004 34967, Montpellier Cedex 2
                                     France
                          Telephone: +33 4 99 13 27 93
                          Facsimile: +33 4 99 13 25 31



November 19, 2002

                                  GENESYS S.A.

          OFFER TO GRANT ELIGIBLE EMPLOYEES THE OPPORTUNITY TO RENOUNCE
                       THE BENEFIT OF OUTSTANDING OPTIONS
                       GRANTED TO SUCH ELIGIBLE EMPLOYEES
                 UNDER GENESYS S.A'S STOCK INCENTIVE PLAN AND/OR
                        THE 1998 FRENCH STOCK OPTION PLAN
                                 FOR NEW OPTIONS

                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT
                       SAVINGS TIME ON DECEMBER 18, 2002,
                     UNLESS THE OFFER IS EXTENDED BY GENESYS


         Genesys S.A., which we refer to as "we", "the company" or "Genesys," is offering eligible employees the opportunity to renounce the benefit of all (but not less than all) of their eligible options for new options that we will grant under our option plans. We are making this offer upon the terms and subject to the conditions set forth in this offer document and in the related cover letter and acceptance letter (which together, constitute the "offer").

                               SUMMARY TERM SHEET

         The following is only a summary of the material terms of the offer. We urge you to read carefully the remainder of this offer document and the form of acceptance letter attached as an Exhibit at the end of this document because additional important information is contained in the remainder of this offer document. The summary identifies those sections in the remainder of this offer document where you can find a more complete description of the topics in this summary.

o Offer. Genesys is offering each eligible employee the opportunity to renounce the benefit of all, but not less than all, of the eligible options held by such eligible employee for new options to be granted under Genesys' Stock Incentive Plan and/or the 1998 French stock option plan, as applicable.

o Renounce the benefit of All Eligible Options. To participate in the offer, an eligible employee must renounce his or her right to the benefit of all of his or her eligible options by tendering such options to Genesys for cancellation (options that are tendered for cancellation are referred to in this offer document as "renounced eligible options"). This means that an eligible employee may not renounce his or her right to the benefit of some of his or her eligible options and retain the benefit of other eligible options; if an eligible employee wishes to renounce his or her right to the benefit of any of his or her eligible options, the eligible employee must renounce his or her right to the benefit of all of his or her eligible options and tender all such options to Genesys for cancellation. If Genesys accepts the renunciation, the renunciation will be effective and the corresponding options will be cancelled. (Section 1)

o Eligible Employees. "Eligible employees" are, generally, all employees, including officers, of Genesys or any of its subsidiaries, (i) who are actively employed or on an authorized leave of absence both on November 19, 2002] (referred to as the "commencement date of the offer") and on the date the offer expires and (ii) who are residents of the United States on the commencement date of the offer. However, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee

       >> receives a notice from Genesys or one of its subsidiaries that his or her employment is being terminated;

       >>  gives notice of resignation from such employment;

       >>  elects to retire from such employment; or

       >>  dies. (Section 1)

o Eligible Options. "Eligible options" are all options to purchase our ordinary shares or American Depositary Shares, as applicable, that are outstanding on the commencement date of the offer and that were granted under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan (the "French option plan", and together with the Genesys Stock Incentive Plan, the "option plans").

     Under our option plans, each option generally permits the holder to purchase either two (2) American Depositary Shares (which, in turn, represent one (1) of our ordinary shares) or one (1) of our ordinary shares. (Section 1)

o Renounce the Benefit of All. We will grant new options to those eligible employees who elect to participate in this offer by renouncing their rights to all of their eligible options, subject to the terms and conditions explained in this offer document.

     We will grant one new option for each renounced eligible option cancelled in the offer, subject to adjustments for any future stock splits, stock dividends and similar events.

     However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of renounced eligible options cancelled in the offer. Each option entitles the eligible employee to purchase one of our ordinary shares or two (2) of our American Depositary Shares, as applicable, in accordance with the terms of the applicable option plan and option grant agreement or certificate, as applicable. (Section 1)

o Eligibility Requirements for New Options. To be entitled to a grant of new options, an eligible employee who has renounced his or her rights to the benefit of all eligible options must meet all of the following conditions:

       >> The eligible employee must be continuously and actively employed by Genesys or one of its subsidiaries or on an authorized leave of absence from such employment from the date such eligible employee renounces the benefit of his or her eligible options to and including the date of grant of the new options; and

       >> If the eligible employee is on an authorized leave of absence on the date of grant of the new options, such eligible employee will be entitled to receive a grant of new options if such eligible employee returns to active employment before the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date renounced eligible options are cancelled; and

       >>  Prior to the new option grant date, you must not have:

           o received a notice from Genesys or one of its subsidiaries that your employment is being terminated; or

           o given notice of your resignation or elected to retire from Genesys or one of its subsidiaries.

     (Sections 1 and 5)

o Grant Date of New Options. We expect to grant the new options on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date renounced eligible options are cancelled. However, if the expiration date of the offer is extended by us, the grant date for the new options may also be extended. As noted below, the grant of new options to an eligible employee who is on an authorized leave of absence on the new option grant date and who returns to active employment before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled will be deferred until after such eligible employee returns to active employment. (Sections 1 and 5)

o New Option Grant Date for Eligible Employees On An Authorized Leave of Absence. If you are on an authorized leave of absence on the new option grant date, you will be entitled to a grant of new options only if you return to active employment with Genesys or one of its subsidiaries before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled. In that event, you will receive a grant of new options within sixty (60) days of the date you return to active employment. The exercise price (also known as the grant price or subscription price) of the new options will be determined as of the date of grant of the new options in accordance with the terms of the applicable option plans. (Sections 1 and 5)

o Material Terms Of New Options. The new options will be granted under the same option plan that the related renounced eligible options were granted and we will issue a new option grant agreement or certificate, as applicable, evidencing the new option grant. The new options will have the same terms and conditions as the related renounced eligible options cancelled in the offer, except that the exercise price (also known as the grant price or subscription price) of the new options will be based on the "market value" of our ordinary shares (or ADSs) at the time of the grant of the new options and will be determined in accordance with the terms of the applicable option plans, provided that, in no event, can the exercise price of the new options be less than the nominal value of one of our ordinary shares. In addition, if the renounced eligible options are incentive stock options, the new options will be granted as incentive stock options to the maximum extent they qualify as incentive stock options under the U.S. Federal tax laws on the date of grant. Any new options that exceed the limit for incentive stock options will be deemed to be non-qualified stock options.

     The new options will have the same vesting schedule and maximum term as the related renounced eligible options cancelled in the offer. Accordingly, the new options will be vested on the date of grant to the extent that the related renounced eligible options cancelled in this offer would have been vested on that date and the remaining new options will become vested in accordance with the vesting schedule (based on the same vesting dates and percentages) applicable to the related grant of renounced eligible options that were cancelled in the offer. (Sections 5 and 8)

o Effect on Eligible Options For Which Rights are not Renounced. If you choose not to renounce the benefit of all of your eligible options or if we do not accept your renunciation or, if having renounced, you withdraw your renunciation prior to the expiration date, your eligible options will remain outstanding and retain their current exercise prices and other current terms. We currently expect that we will accept all renounced eligible options promptly after the expiration of this offer. (Sections 1 and 5)

o Options Not Eligible For The Offer. The offer will have no effect on those options that are not eligible options. Those options will remain outstanding in accordance with, and subject to, their current terms, except that certain employees based in France, the United Kingdom, Sweden, Belgium, Singapore and Canada will have the opportunity to renounce the benefit of their eligible options on substantially the same terms as this offer, as set forth in a separate offering document delivered to them. (Section 8)

o Conditions To The Offer. This offer is subject to conditions which we describe in section 6 of this offer document. (Section 6)

o Recent Trading Prices For Our Ordinary Shares and American Depositary Shares. Our ordinary shares are currently traded in the United States in the form of American Depositary Shares evidenced by American Depositary Receipts. Each American Depositary Share represents one-half of one ordinary share. Our American Depositary Shares are traded on Nasdaq under the symbol "GNSY". On November 18, the last reported sales price during regular trading hours for the American Depositary Shares on Nasdaq was $1.16 per share. Our ordinary shares are also traded in France on the Nouveau Marche of Euronext Paris S.A. under the number 3955. On November 18, 2002, the last reported sales price during regular trading hours for the ordinary shares on Nouveau Marche of Euronext Paris S.A. was (euro)2.37 per share. We recommend that you obtain current market quotations for our American Depositary Shares and ordinary shares before deciding whether to renounce your right to the benefit of, and return to Genesys, your eligible options. (Section 7)

o No Recommendation. Although our board of directors has approved the making of this offer, neither we nor our board of directors makes any recommendation as to whether or not you should renounce the benefit of your eligible options. You must make your own decision whether to renounce your right and return your eligible options.

o How To Obtain More Information. You should direct questions about this offer or requests for assistance or for additional copies of this offer document or the acceptance letter to Genesys S.A., Attention: Mr. Patrick Janel, L'Acropole, 954-980 Avenue Jean Mermoz, CS 69004 34967, Montpellier Cedex 2, France; Telephone: +33 4 99 13 27 93; Facsimile: +33 4 99 13 25 31
     and Email: Patrick.janel@genesys.com.


                                    IMPORTANT

o French Law. For the purposes of French law, employee stock options are not considered securities. As a result, such options cannot, among other things, be "tendered" or "exchanged". Accordingly, for French law purposes, Genesys is offering all eligible employees the opportunity to renounce the benefit of their eligible options, subject to the condition of Genesys' acceptance. For the purposes of U.S. federal securities laws and regulations thereunder, this renunciation would generally be considered a "tender" of the stock options. If Genesys accepts the renunciation, the renunciation will be effective and the corresponding stock options will be cancelled. When an option is cancelled, the renunciation is final and the relevant options can no longer be exercised. Subject to such cancellation and the terms and conditions of this offer, Genesys will grant new options at a future date. For the purposes of U.S. federal securities laws and the regulations thereunder, this commitment by Genesys would generally be considered an "exchange" of the stock options. Although this offer is not being made to employees outside the United States, eligible employees outside of the United States will be entitled to renounce the benefit of their eligible options on substantially the same terms, as set forth in a separate offering document delivered to them.

o How To Participate; How To Accept The Offer. To participate and accept the offer to renounce the benefit of your eligible options for new options, you must be an eligible employee and you must deliver, by fax or regular external mail, the signature page of the acceptance letter, properly completed and signed (using the form of letter attached to the end of this document), to us at Genesys S.A., Attention: Mr. Patrick Janel, L'Acropole, 954-980 Avenue Jean Mermoz, CS 69004 34967, Montpellier Cedex 2, France or at facsimile: + 33 4 99 13 25 31 We cannot accept the acceptance letter by any form of interoffice mail. (Section 3)

o Withdrawal Of Election. You can withdraw your election to renounce the benefit of your eligible options by delivering, by fax or regular external mail, the signature page of the withdrawal letter, properly completed and signed (using the form of letter attached to the end of this document), to us at the same address as the acceptance letter. We cannot accept the withdrawal letter by any form of interoffice mail. You must withdraw your election with respect to all renounced eligible options; you may not withdraw your election with respect to only a portion of the renounced eligible options. (Section 4)

o Deadline For Elections To Participate Or To Withdraw A Previous Election; "Expiration Date". Your acceptance letter and any withdrawal letter must be received by us before 11:59 p.m., eastern standard time, on December 18, 2002, unless we extend the expiration date for the offer. If we extend this offer beyond that time, you may renounce the benefit of your eligible options or withdraw a previous election to renounce such right by delivering the signed signature page to the acceptance or withdrawal letter, as the case may be, so long as we receive your signed signature page before the extended expiration of this offer. (Sections 3 and 4)

o Offer Subject To Legal Requirements. We are not making this offer to, nor will we accept any renunciation of a right to the benefit of eligible options from or on behalf of, eligible employees if the offer or the acceptance of an eligible employee's renunciation would not be in compliance with all applicable laws. (Sections 6, 12 and 19)

         We have not authorized any person to make any recommendation on our behalf as to whether or not you should renounce the benefit of your eligible options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this offer other than the information and representations contained in this document or in the related acceptance letter attached hereto. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                TABLE OF CONTENTS
                                                                            Page


SUMMARY TERM SHEET.............................................................1

QUESTIONS AND ANSWERS..........................................................1

THE OFFER TO EXCHANGE.........................................................13

    1.    ELIGIBLE EMPLOYEES AND ELIGIBLE OPTIONS; EXPIRATION DATE............13

    2.    PURPOSE OF THE OFFER................................................14

    3.    PROCEDURES FOR RENOUNCING THE RIGHT TO THE BENEFIT OF YOUR ELIGIBLE
          OPTIONS.............................................................15

    4.    WITHDRAWAL RIGHTS...................................................16

    5.    ACCEPTANCE OF RENUNCIATION RELATING TO ELIGIBLE OPTIONS AND ISSUANCE
          OF NEW OPTIONS......................................................17

    6.    CONDITIONS OF THE OFFER.............................................18

    7.    PRICE RANGE OF COMMON STOCK UNDERLYING THE ELIGIBLE OPTIONS.........20

    8.    SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS............20

    9.    INFORMATION CONCERNING GENESYS......................................25

    10.   INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS
          CONCERNING THE OPTIONS AND OUR ORDINARY SHARES......................26

    11.   STATUS OF ELIGIBLE OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING
          CONSEQUENCES OF THE OFFER...........................................26

    12.   LEGAL MATTERS; REGULATORY APPROVALS.................................27

    13.   MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.......................28

    14.   EXTENSION OF OFFER; TERMINATION; AMENDMENT..........................30

    15.   FEES AND EXPENSES...................................................30

    16.   ADDITIONAL INFORMATION..............................................31

    17.   FORWARD LOOKING STATEMENTS..........................................32

SCHEDULE A Information Concerning The Directors and Board Appointed Officers
         of Genesys S.A.......................................................34

EXHIBIT 1 Form of Acceptance Letter...........................................36

EXHIBIT 2 Form of Withdrawal Letter...........................................43

                              QUESTIONS AND ANSWERS

         The following are answers to some of the questions that you may have about this offer. We urge you to read carefully the summary of this offer document, the remainder of this offer document and the accompanying acceptance letter attached to the end of this document.

1.       WHY ARE WE MAKING THE OFFER?

         Many of our outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of our ordinary shares and American Depositary Shares, as applicable. For our stock option program to provide the intended retention and performance incentives for employees, employees must feel that our options provide them with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions, we believe that employees may feel that the opportunity for realizing value is limited with their existing options. By making this offer to eligible employees to renounce the benefit of their eligible options for new options, we hope to restore our employees' confidence in their potential ability to realize value for their eligible options thereby encouraging our employees to remain with Genesys and ultimately maximizing shareholder value.

2.       WHICH OPTIONS ARE ELIGIBLE OPTIONS?

         We are offering the opportunity to renounce the benefit of all eligible options granted to eligible employees for new options to be granted under our applicable option plans. Eligible options are those options granted to eligible employees under Genesys' Stock Incentive Plan (the "Stock Incentive Plan") and/or the 1998 French stock option plan (the "French option plan", and together with the Stock Incentive Plan, the "option plans") that are outstanding on the date renounced eligible options are cancelled in the offer. An eligible option granted under the Stock Incentive Plan represents the right to purchase two (2) American Depositary Shares, provided, however, that if on the effective date of the exercise of an option the employee was an officer, director or other affiliate of, or a personal performing similar functions for, Genesys, the employee would receive one (1) of our ordinary shares in lieu of the two (2) American Depositary Shares. Eligible options granted under the French option plan represents the right to purchase one (1) of our ordinary shares. Options assumed by Genesys that were issued under any other plan are not eligible for the offer. See questions and answers 5, 6, 7, 8 and 9 for a description of the material terms of the new options.

3.       WHO QUALIFIES AS AN ELIGIBLE EMPLOYEE?

         An "eligible employee" is, generally, an employee, including an officer, of Genesys or any of its subsidiaries who is actively employed or on an authorized leave of absence on November 19, 2002 and on the date the offer expires and who is a resident of the United States. However, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee:

         >> receives a notice from Genesys or one of its subsidiaries that his or her employment is being terminated;

         >>  gives notice of resignation from such employment;

         >>  elects to retire from such employment; or

         >>  dies.

4. ARE THERE ANY ELIGIBILITY REQUIREMENTS THAT I MUST SATISFY AFTER THE EXPIRATION DATE (CURRENTLY SCHEDULED TO BE DECEMBER 18, 2002) OF THE OFFER TO RECEIVE THE NEW OPTIONS?

         To be entitled to the new options after you have renounced the benefit of your eligible options in the offer, you must meet all of the following conditions:

         >> You must be continuously and actively employed by Genesys or one of its subsidiaries or on an authorized leave of absence from such employment from the date you renounce the benefit of your eligible options to and including the date of grant of the new options; and

         >> If you are on an authorized leave of absence on the date of grant of the new options, you will be entitled to receive a grant of new options only if you return to active employment before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled; and

         >>  Prior to the new option grant date, you must not have:

             o received a notice of involuntary termination (including, without limitation, by reason of redundancy) from Genesys or one of its subsidiaries; or

             o given notice of your resignation or elected to retire from Genesys or one of its subsidiaries.

         As discussed in question and answer 10 below, we expect to grant the new options on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date renounced eligible options are cancelled. (See question and answer 11 regarding the date that new options will be granted to an eligible employee who is on an authorized leave of absence on the new option grant date and who returns to active employment prior to the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled.) If you do not meet all of the conditions listed above, you will not receive any new options for your renounced eligible options that have been accepted and cancelled. You will also not receive any other consideration or payment under such circumstances for the cancelled options.

5.       HOW MANY NEW OPTIONS WILL I RECEIVE?

         We will grant one new option for each renounced eligible option cancelled in the offer, subject to adjustments for any future stock splits, stock dividends and similar events.

         However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options. Each option entitles the eligible employee to purchase one of our ordinary shares or two (2) of our American Depositary Shares, as applicable, in accordance with the terms of the applicable option plan and option grant agreement or certificate, as applicable.

6. WILL THE TERMS OF MY NEW OPTIONS BE THE SAME AS THE TERMS OF MY ELIGIBLE OPTIONS?

         The new options will be issued under the same option plan as the related renounced eligible options cancelled in the offer and will be issued pursuant to an option grant agreement or certificate, as applicable, that is substantially similar to the option grant agreement or certificate, as applicable, pursuant to which such renounced eligible options cancelled in the offer were issued. The terms of the new options will be substantially the same as the terms of the related renounced eligible options, except that the exercise price (also known as the grant price or subscription price) of the new options will be determined based on the "market value" of our ordinary shares (or ADSs) as of the date of grant of the new options (except as noted below), in accordance with the terms of the applicable option plans, as follows:

              New options granted under the Genesys Stock Incentive Plan that are not "incentive stock options" (because the value of shares subject to options that first become exercisable by you in any calendar year exceed $100,000, as described in Q&A 9) will have an exercise price at least equal to the average of the closing prices of an American Depositary Share over the 20 trading days immediately preceding the date the new options are granted, as reported on Nasdaq;

              New options granted under the Genesys Stock Incentive Plan that are "incentive stock options" will have an exercise price equal to the greater of (x) 95% of the average of the closing prices of an American Depositary Share over the 20 trading days immediately preceding the date the new options are granted and (y) the closing price of an American Depositary Share on such grant date, in each case, as reported on Nasdaq; and

              New options granted under the French option plan will have an exercise price set by our board of directors by reference to the market value of our ordinary shares on the date the new options are granted, but shall in no event be lower than 95% of the average of the market prices for our ordinary shares during the 20 trading days immediately preceding the date the new options are granted, as reported on the Nouveau Marche of Euronext Paris S.A.

              In no event, can the exercise price of the new options be less than the nominal value of one of our ordinary shares.

              In addition, if the renounced eligible options are incentive stock options, the new options will be granted as incentive stock options to the maximum extent they qualify as incentive stock options under the U.S. Federal tax laws on the date of grant. Any new options that exceed the limit for incentive stock options will be deemed to be non-qualified stock options.

7.       WHEN WILL THE NEW OPTIONS VEST?

         The new options will have the same vesting schedule as the renounced eligible options cancelled in the offer. Accordingly, you will not lose the benefit of any vesting under your renounced eligible options that are accepted and cancelled in this offer.

         For example, new options that are granted for renounced eligible options that are already vested today or that would have become vested after today and before the grant date of the new options will be vested on the date of grant of such new options. The remaining new options will become vested in accordance with the current vesting schedule and on the same vesting dates applicable to the correponding renounced eligible options cancelled in the offer. The number of new options that are vested or become vested on the current vesting dates for the related renounced eligible options will correspond to the number of renounced eligible options that would have vested on such dates.

8.       WHAT IF MY OPTIONS ARE INCENTIVE STOCK OPTIONS?

         "Incentive Stock Options" or "ISOs" are stock options that satisfy the requirements under Section 422 of the Internal Revenue Code and which, in general, provide more favorable tax treatment to employees than "non-qualified" stock options. To qualify for the favorable tax treatment, you must continue to hold any shares (or ADSs) that you acquire on the exercise of an ISO until the later of (i) two years after the ISO was granted to you or (ii) one year after you exercise the ISO. In the case of new options that are granted as ISOs, the Federal tax rules will require the holding period to begin again, on the date the new options are granted, not the date the renounced eligible options were initially granted. If you dispose of the shares or ADSs acquired on exercise of an ISO before meeting the holding period, you will be required to recognize taxable ordinary income, in an amount which depends on whether the amount received for the shares or ADSs sold exceeds, equals or is less than the fair market value of those shares (or ADSs) on the date of exercise. If you satisfy the ISO holding periods and then dispose of the shares or ADSs the excess of the amount you receive for the shares or ADSs over the exercise price is treated as a taxable capital gain, which, under current tax rules are taxed at a lower rate than ordinary income.

9. IF MY EXISTING ELIGIBLE OPTIONS ARE INCENTIVE STOCK OPTIONS WILL MY NEW OPTIONS BE INCENTIVE STOCK OPTIONS?

         Not necessarily. If your existing options are incentive stock options, your new options will be granted as incentive stock options to the maximum extent permitted under the U.S. Federal tax laws. One requirement for options to qualify as incentive stock options under the current U.S. Federal tax laws is that the aggregate exercise price for shares (or ADSs) subject to ISOs that first become vested and exercisable in a calendar year cannot exceed $100,000. Any excess options are treated as non-qualified stock options under Federal tax law. Accordingly, if the aggregate exercise price for any new options granted to you that are vested at the time of grant (or that become vested later, but in calendar year 2003) exceeds $100,000, the excess new options will be non-qualified stock options.

10.      WHEN WILL THE NEW OPTIONS BE GRANTED?

         We expect to grant the new options on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date renounced eligible options are cancelled to employees who satisfy the conditions set forth in this offer document. See question and answer 11 regarding the date of grant of new options to eligible employees who are on an authorized leave of absence on the new option grant date and who return to active employment prior to the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled.

11.      WHAT HAPPENS IF I AM ON A LEAVE OF ABSENCE ON THE NEW OPTION GRANT
         DATE?

         If you renounce the benefit of your eligible options and they are cancelled in the offer and you are on a leave of absence that is an "authorized leave of absence" on the new option grant date, you will be entitled to a grant of new options only if you return to active employment with Genesys or one of its subsidiaries before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled. In that event, you will receive a grant of new options within sixty (60) days of the date you return to active employment. The exercise price of the new options will be determined based on the "market value" of our ordinary shares (or ADSs) as of the date of grant of the new options, in accordance with the terms of the applicable option plans, provided that, in no event, can the exercise price of a new option be less than the nominal value of one of our ordinary shares.

12.      WHAT WILL THE EXERCISE PRICE OF THE NEW OPTIONS BE?

         The exercise price (also known as the grant price or subscription price) of the new options will be determined based on the "market value" of our ordinary shares (or ADSs) as of the date of grant of the new options, in accordance with the terms of the applicable option plans, as follows:

              New options granted under the Genesys Stock Incentive Plan that are not incentive stock options (because the aggregate exercise price for shares (or ADSs) subject to options that first become exercisable by you in a calendar year will exceed $100,000, as described in Q&A 9) will have an exercise price at least equal to the average of the closing price of an American Depositary Share over the 20 trading days immediately preceding the date the new options are granted, as reported on Nasdaq;

              New options granted under the Genesys Stock Incentive Plan that are incentive stock options will have an exercise price equal to the greater of (x) 95% of the average of the closing price of an American Depositary Share over the 20 trading days immediately preceding the date the new options are granted and
                  (y) the closing price of an American Depositary Share on such grant date, in each case, as reported on Nasdaq; and

              New options granted under the French option plan will have an exercise price set by our board of directors by reference to the market value of our ordinary shares on the date the new options are granted, but shall in no event be lower than 95% of the average of the market prices for our ordinary shares during the 20 trading days immediately preceding the date the new options are granted, as reported on the Nouveau Marche of Euronext Paris S.A.

              In no event, can the exercise price of a new option be less than the nominal value of one of our ordinary shares.

         Because the new options will be granted at least six months and one day following the date renounced eligible options are cancelled (or later in the case of certain employees on an authorized leave of absence on that date), we cannot predict the exercise price of the new options. Accordingly, the new options may have a higher exercise price than some or all of your renounced eligible options that are cancelled in the offer. We recommend that you obtain current market quotations for our ordinary shares and American Depositary Shares before deciding whether to renounce the benefit of your eligible options. See
Section 7 in the offer to exchange for information concerning our stock price during the past two years.

13. IF I CHOOSE TO RENOUNCE THE BENEFIT OF MY ELIGIBLE OPTIONS, DO I HAVE TO RENOUNCE THE BENEFIT OF ALL OF MY ELIGIBLE OPTIONS?

         Yes, you must renounce the benefit of all of your eligible options if you want to participate in this offer. If we were to permit a renunciation with respect to a portion of an eligible employee's eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements that would reduce our reported earnings for each fiscal quarter that some or all of the new options remained outstanding. If you attempt to renounce the right to the benefit of some of your eligible options but do not include all of your eligible options, your entire renunciation will be rejected.

14. WHAT HAPPENS TO MY RENOUNCED ELIGIBLE OPTIONS THAT ARE ACCEPTED FOR RENUNCIATION?

         Eligible options that you renounce the benefit of, and that are accepted for renunciation, will be cancelled and will become available for future grants (including the new options) under the option plan under which such eligible options were originally granted.

15.      WHY DON'T WE SIMPLY REPRICE THE CURRENT OPTIONS?

         Repricing outstanding options could require us under the financial accounting rules applicable to us to recognize significant charges in our financial statements that would reduce our reported earnings for each fiscal quarter that the repriced options remained outstanding. This could have a negative impact on our stock price performance.

16. WHY WON'T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

         If we were to grant the new options on a date which is sooner than at least six months and one day after the date we cancel renounced eligible options and the new options had an exercise price that was lower than the exercise price of the cancelled eligible options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements which would reduce our reported earnings for each fiscal quarter that the new options remained outstanding. This could have a negative impact on our stock price performance.

17. WILL I HAVE TO PAY TAXES IF I RENOUNCE THE BENEFIT OF MY ELIGIBLE OPTIONS FOR NEW OPTIONS IN THE OFFER?

         If you renounce the benefit of your eligible options for new options, you will not be required under current law to recognize income for U.S. Federal income tax purposes at the time of the renunciation. Further, at the date of grant of the new options, we believe that you will not be required under current law to recognize income for U.S. Federal income tax purposes. However, we strongly recommend that all eligible employees consult with their own tax advisor to determine the tax consequences to them of this offer.

18.      WHAT ARE THE CONDITIONS TO THE OFFER?

         The offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the offer. These events include, among other things, a change in accounting principles, a lawsuit challenging the tender offer, a third-party tender offer for our ordinary shares or other acquisition proposal, or a change in your employment status with us. These and various other conditions are more fully described in Section 6. Once the offer has expired and the renounced eligible options have been accepted and cancelled in the offer, the conditions will no longer apply, even if the specified events occur during the period between the expiration date and the date of grant of the new options. However, as described herein, a change in your employment status during that period could result in you not receiving a grant of new options.

19. WILL I BE REQUIRED TO GIVE UP ALL MY RIGHTS TO ELIGIBLE OPTIONS THAT ARE CANCELLED IN THE OFFER?

         Yes. Once we have accepted your renunciation to the benefit of your eligible options, such eligible options will be cancelled and you will no longer have any rights with respect to those eligible options.

20. WILL GENESYS GRANT OPTIONS TO ELIGIBLE EMPLOYEES DURING THE PERIOD BETWEEN NOVEMBER 19, 2002, THE DATE THIS OFFER COMMENCES, AND THE DATE RENOUNCED ELIGIBLE OPTIONS ARE CANCELLED (CURRENTLY SCHEDULED TO BE DECEMBER 20, 2002)?

         To avoid any possible adverse accounting consequences, we intend not to grant options to eligible employees during the period starting on November 19, 2002 (the date the offer commences) and ending on the date renounced eligible options are cancelled (currently scheduled to be December 20, 2002).

21.      WHAT TYPES OF LEAVE OF ABSENCE ARE CONSIDERED "AUTHORIZED LEAVES"?

         An authorized leave of absence is a leave of absence that has been approved in accordance with policy or practice by Genesys or its subsidiary that employs you, at the end of which it is expected that you will return to active employment with Genesys or one of its subsidiaries. Authorized leaves include approved bereavement leave, family medical leave, personal medical leave, including short term disability and long term disability, jury duty leave, maternity and paternity leave and military leave.

22. WHAT HAPPENS IF I Renounce the benefit of MY ELIGIBLE OPTIONS AND I RECEIVE A NOTICE that my employment is being terminated AFTER THE EXPIRATION DATE OF THE OFFER AND PRIOR TO THE NEW OPTION GRANT DATE?

         If you renounce the benefit of your eligible options and they are cancelled in the offer and, after the expiration date of the offer and prior to the new option grant date, you receive a notice from Genesys or one of its subsidiaries that your employment is being terminated, you will not receive a grant of new options or any other consideration or payment for such renounced and cancelled eligible options.

23. WHAT HAPPENS IF I RENOUNCE THE BENEFIT OF MY ELIGIBLE OPTIONS AND I DIE, GIVE NOTICE OF MY RESIGNATION OR ELECT TO RETIRE AFTER THE EXPIRATION DATE OF THE OFFER AND BEFORE THE NEW OPTION GRANT DATE?

         If you die, give notice of your resignation or elect to retire after the expiration date of the offer and prior to the new option grant date and your renounced eligible options have been cancelled in the offer, you will not receive a grant of new options or any other consideration or payment for such renounced and cancelled eligible options.

24. WHAT IF GENESYS ENTERS INTO OR IS THE SUBJECT OF A MERGER OR OTHER SIMILAR TRANSACTION?

         It is possible that after your renounced eligible options are cancelled but prior to the grant of new options, we effect or enter into or are the subject of an agreement such as a merger or other similar transaction. In this case, we will consult with the acquiring company, with a view to proposing to grant new options to eligible employees who have renounced the benefit of their eligible options or offering reasonably equivalent compensation in accordance with the terms of this offer. However, in the event of such a merger or similar transaction, we cannot assure you that you will receive any new options or reasonably equivalent compensation in return for eligible options that will have been cancelled. You should be aware that these types of transactions could have substantial effects on our share price, including potentially a substantial appreciation (or depreciation) in the price of our ordinary shares and/or American Depositary Shares. Depending on the structure of the transaction, eligible employees who have renounced the benefit of their eligible options might be deprived of any future price appreciation in the ordinary shares or American Depositary Shares, as applicable, associated with the new options, to the extent granted. In addition, in the event of an acquisition of our company for stock, eligible employees who have renounced their benefit of their eligible options might receive options to subscribe to or purchase shares of a different issuer.

25. IF I HAVE OPTIONS THAT WERE ORIGINALLY GRANTED TO ME UNDER A PLAN MAINTAINED BY A COMPANY ACQUIRED BY GENESYS AND WHICH WERE ASSUMED BY GENESYS IN AN ACQUISITION, ARE THEY ELIGIBLE FOR THE OFFER?

         No. Only options that were granted to you under the Stock Incentive Plan and/or any of the French option plans are eligible for this offer. None of the options to purchase ordinary shares or American Depositary Shares of Genesys granted under any other stock option plan, including, without limitation, any plans assumed by Genesys in connection with the Vialog acquisition, are eligible for this offer.

26. AFTER THE GRANT OF MY NEW OPTIONS, WHAT HAPPENS IF THE MARKET PRICE OF GENESYS' ORDINARY SHARES AND/OR AMERICAN DEPOSITARY SHARES GOES BELOW THE EXERCISE PRICE FOR THOSE NEW OPTIONS?

         We are making this offer only at this time and due to the unusual stock market conditions that have affected many companies in our industry. This is a unique offer and you should take this into account in deciding whether to participate and renounce the benefit of your eligible options.

         Genesys is not providing and is not in a position to provide any assurances or predictions as to the market price of our ordinary shares or American Depositary Shares at any time in the future.

27. WHAT HAPPENS TO MY ELIGIBLE OPTIONS IF I CHOOSE NOT TO RENOUNCE THE BENEFIT OF SUCH ELIGIBLE OPTIONS OR IF THE COMPANY DOES NOT ACCEPT MY RENUNCIATION?

         If you choose not to renounce the benefit of all of your eligible options or if we do not accept your renunciation, your eligible options will remain outstanding and retain their current exercise prices and other current terms. We currently expect that we will accept all renounced eligible options promptly after the expiration of this offer.

         Remember that if you desire to renounce your right to the benefit of any of your eligible options, you must renounce your right to the benefit of all of your eligible options. If you do not renounce the benefit of all of your eligible options, your entire renunciation will be rejected.

28. CAN I CONTINUE TO EXERCISE MY VESTED ELIGIBLE OPTIONS BETWEEN NOVEMBER 19, 2002 AND THE DATE ELIGIBLE OPTIONS ARE CANCELLED (CURRENTLY SCHEDULED TO BE DECEMBER 20, 2002)?

         You can exercise vested options, including vested eligible options, during this period. However, eligible options that you exercise during this period will no longer be outstanding and will not be available for renunciation and cancellation in the offer.

29. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

         The offer expires on December 18, 2002, at 11:59 p.m., eastern standard time, unless we extend it.

         Although we do not currently intend to do so, we may, in our discretion, extend the offer at any time. If the offer is extended, we will make an announcement of the extension no later than 9:00 a.m. eastern standard time on the business day immediately following the previously scheduled expiration of the offer period. If the offer is extended, then the cancellation date for renounced eligible options that are accepted by Genesys and the grant date of the new options may be extended if necessary to avoid the possibility that we would have to recognize any charges in our financial statements which would reduce our reported earnings. Under the accounting rules applicable to us, the new options must be granted more than six months following the date renounced eligible options are cancelled.

30.      WHAT DO I NEED TO DO TO RENOUNCE THE BENEFIT OF MY ELIGIBLE OPTIONS?

         If you want to elect to participate in this offer, you must renounce the benefit of all of your eligible options which means that you must deliver to us the signed signature page of the acceptance letter (using the form attached at the end of this document). For your renunciation relating to eligible options to be effective, we must receive, before 11:59 p.m., eastern standard time, on December 18, 2002 (or before any extended expiration date for the offer), the signature page of the acceptance letter, properly completed and signed by you. The signed signature page must be delivered to us at Genesys S.A., Attention:
Mr. Patrick Janel, L'Acropole, 954-980 Avenue Jean Mermoz, CS 69004 34967, Montpellier Cedex 2, France or facsimile: +33 4 99 13 25 31 We will only accept delivery of the signed signature page of the acceptance letter by regular external mail or facsimile. If you choose to deliver your signature page by external mail, we recommend that you use registered mail with return receipt requested. Delivery by any form of interoffice mail will NOT be accepted.

         Your signed signature page must be received by us at the address or facsimile number noted above before 11:59 p.m., eastern standard time, on December 18, 2002 (or before any extended expiration date for the offer).
You must allow for delivery time based on the method of delivery that you choose to ensure we receive your acceptance letter on time.

         If the offer is extended by us beyond December 18, 2002, we must receive your signed signature page of the acceptance letter before the extended expiration date of the offer.

         We reserve the right to reject any or all renunciations of a right to the benefit of eligible options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we expect to accept all properly and timely renounced eligible options which are not validly withdrawn. Subject to our rights to extend, terminate and amend this offer, we currently expect that we will accept all such properly renounced eligible options promptly after the expiration of this offer.

31. DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY RENOUNCED ELIGIBLE OPTIONS?

         You may withdraw your renounced eligible options at any time before 11:59 p.m., eastern standard time, on December 18, 2002. You must withdraw all renounced eligible options; you may not withdraw your renunciation with respect to only a portion of such eligible options. If we extend this offer beyond that time, you may withdraw your renounced eligible options at any time until the extended expiration of this offer. To withdraw renounced eligible options, we must receive the signature page to a withdrawal letter (using the form attached to the end of this document), or a facsimile thereof, properly completed and signed, while you still have the right to withdraw the renounced eligible options. As in the case of delivery of the acceptance letter, you may deliver the signed signature page of the withdrawal letter to us at the address noted above by regular external mail or facsimile.

         Once you have withdrawn renounced eligible options, you may re-renounce eligible options only by again following the delivery procedures described above in question and answer 31.

32. IF I CHOOSE NOT TO RENOUNCE THE BENEFIT OF MY ELIGIBLE OPTIONS, WHAT DO I HAVE TO DO?

         Nothing. You do not have to file or deliver any forms or letters if you choose to keep your eligible options and not participate in the offer.

33. HOW WILL I KNOW IF GENESYS HAS RECEIVED MY SIGNATURE PAGE ELECTING TO RENOUNCE THE BENEFIT OF MY ELIGIBLE OPTIONS?

         We will confirm receipt of your acceptance letter renouncing your right to the benefit of your eligible options (and any withdrawal) shortly after we receive it. Also, after the expiration date of the offer, we will advise you whether or not your renunciation was accepted. Personalized confirmations of your renounced eligible options that have been cancelled in the offer will be sent to you within sixty (60) days of the expiration of the offer.

34.      WHAT DOES GENESYS AND ITS BOARD OF DIRECTORS THINK OF THIS OFFER?

         Although our board of directors has approved the making of this offer, neither we nor our board of directors makes any recommendation as to whether you should participate in this offer. You must make your own decision whether to renounce the benefit of your eligible options.

35.      HOW SHOULD I DECIDE WHETHER OR NOT TO PARTICIPATE?

         We understand that this will be an important decision for all eligible employees. Renouncing the right to the benefit of eligible options under the offer does carry risk as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision, and will depend largely on your assessment of your existing stock option holdings, and your assumptions about the future overall economic environment, the performance of our business, the stock market and our stock price, including your assumptions about the stock price on the grant date of the new options currently, expected to be on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date renounced eligible options are cancelled, on which the exercise price of the new options will be based.

36.      WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

         For additional information or assistance, you should contact:

Genesys S.A.
Attention: Mr. Patrick Janel
L'Acropole
954-980 Avenue Jean Mermoz
CS 69004 34967, Montpellier Cedex 2
France
Telephone:  +33 4 99 13 27 93
Facsimile:  +33 4 99 13 25 31
e-mail: Patrick.janel@genesys.com

                              THE OFFER TO EXCHANGE

1.       ELIGIBLE EMPLOYEES AND ELIGIBLE OPTIONS; EXPIRATION DATE.

         Upon the terms and subject to the conditions of the offer, as described in this offer document, we are offering to grant new options to eligible employees who properly renounce (and do not withdraw) all of their eligible options in accordance with section 3 before the "expiration date," as defined below, and whose eligible options are accepted by Genesys for cancellation. We will not accept a renunciation with respect to a portion of your eligible options. Therefore, if you choose to participate, you must renounce your right to the benefit of all of your eligible options.

         "Eligible employees" are all employees, including officers, of Genesys or one of its subsidiaries (i) who are actively employed or on an authorized leave of absence on November 19, 2002 and on the date the offer expires and (ii) who are residents of the United States. Also, an employee will not be considered an "eligible employee" and, accordingly, will not be eligible to participate in this offer if, on or before the date the offer expires, such employee:

         >> receives a notice from Genesys or one of its subsidiaries that his or her employment is being terminated;

         >>  gives notice of resignation from such employment;

         >>  elects to retire from such employment; or

         >>  dies.

         "Eligible options" are all options to purchase our ordinary shares or American Depositary Shares, as applicable, that are outstanding on the commencement date of the offer and were granted under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan (the "French option plan", and together with the Genesys Stock Incentive Plan, the "option plans").

         Under our option plans, an option will generally permit the holder to purchase either two (2) American Depositary Shares (which, in turn, represent one (1) of our ordinary shares) or one (1) of our ordinary shares.

         If you properly renounce the benefit of all of your eligible options, such options are accepted and cancelled in the offer and you meet the requirements to receive new options, we will grant to you one new option for each renounced eligible option cancelled in the offer, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable option plan.

         However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each option grant of eligible options that are renounced and cancelled in the offer. Each option entitles the eligible employee to purchase one of our ordinary shares or two (2) of our American Depositary Shares, as applicable, in accordance with the terms of the applicable option plan and option grant agreement or certificate, as applicable.

         The exercise price (also known as the grant price or subscription price) of the new options will be determined based on the "market value" of our ordinary shares (or ADSs) as of the date of grant of the new options, in accordance with the terms of the applicable option plans, provided that, in no event, can the exercise price of a new option be less than the nominal value of one of our ordinary shares. Because the new options will be granted at least six months and one day following the date renounced eligible options are cancelled (or later in the case of certain employees on an authorized leave of absence on that date), we cannot predict the exercise price of the new options. Accordingly, the new options may have a higher exercise price than some or all of the renounced eligible options that are cancelled in the offer. We recommend that eligible employees obtain current market quotations for our ordinary shares and American Depositary Shares before deciding whether to tender their eligible options. See section 8 for a description of the determination of market price.

         The term "expiration date" means 11:59 p.m., eastern standard time, on December 18, 2002, unless and until we, in our discretion, have extended the period of time during which this offer will remain open, in which event the term "expiration date" will refer to the latest time and date at which this offer, as so extended, expires. See section 15 for a description of our rights to extend, delay, terminate and amend the offer.

         For purposes of this offer, a "business day" means any day other than a Saturday, Sunday or United States Federal holiday and consists of the time period from 12:01 a.m. through 11:59 p.m., eastern standard time.

2.       PURPOSE OF THE OFFER.

         We granted the eligible options outstanding under the option plans for the following purposes:

         >> to encourage stock ownership by our employees so that they will have a proprietary interest in us, thereby allowing us to expand an improve our growth and prosperity and align the interests of our employees with those of our shareholders; and

         >>  to assist us in attracting and retaining employees.

         Many of our outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of our ordinary shares (and American Depositary Shares). We understand that, for our stock option program to provide the intended retention and performance incentives for our employees, employees must feel that our options provide them with an opportunity to realize value within a reasonable period of time. With the uncertainty of current market conditions, we believe that employees may feel that the opportunity for realizing value is limited with their existing options. By making this offer to grant new options that will (1) have an exercise price based on one of our ordinary shares or two American Depositary Shares, as applicable, on the grant date of the new options (determined under and subject to the terms of the option plans), provided that, in no event, can the exercise price of a new option be less than the nominal value of one of our ordinary shares and (2) vest in accordance with the vesting schedule applicable to the renounced eligible options cancelled in this offer, we hope to restore our employees' confidence in their potential ability to realize value in connection with their employment with us thereby encouraging our employees to remain with Genesys and ultimately maximizing shareholder value.

         Neither we nor our board of directors makes any recommendation as to whether you should renounce the benefit of your eligible options, nor have we authorized any person to make any such recommendation. Note that the new options may have a higher exercise price than some or all of your eligible options. You are urged to evaluate carefully all of the information in this offer and to consult your own investment and tax advisors.

         You must make your own decision whether to renounce the benefit of your eligible options.

3.       PROCEDURES FOR RENOUNCING THE RIGHT TO THE BENEFIT OF YOUR ELIGIBLE
         OPTIONS.

         Proper Renunciation.

         To validly renounce the benefit of your eligible options pursuant to this offer, you must properly complete, sign and deliver to us the signature page to the acceptance letter (using the form attached to the end of this document), or a facsimile thereof. We will only accept delivery of your signature page to the acceptance letter by regular external mail or facsimile. We CANNOT accept delivery by any form of interoffice mail. We must receive your completed and signed signature page at the following address or fax number: Mr. Patrick Janel, L'Acropole, 954-980 Avenue Jean Mermoz, CS 69004 34967, Montpellier Cedex 2, France: +33 4 99 13 25 31, before the expiration of the offer.

         The only acceptable methods of delivery are regular external mail and facsimile, as indicated above. If delivery is by external mail, we recommend that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Any renunciation of the right to the benefit of eligible options will not be considered complete unless and until we receive the completed signature to the acceptance letter. Delivery by any form of interoffice mail will not be accepted.

         Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

         We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any renunciation of a right to the benefit of eligible options. Our determination of these matters will be final and binding on all parties. We may reject any or all renunciations that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we expect to accept all proper and timely renunciations relating to eligible options which are not validly withdrawn. We may also waive any of the conditions of this offer or any defect or irregularity in any renunciation with respect to any particular eligible option or any particular eligible employee. No renunciation of a right to the benefit of eligible options will be deemed to have been properly made until all defects or irregularities have been cured by the eligible employee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in a renunciation, and no one will be liable for failing to give notice of any defects or irregularities.

         Our Acceptance Constitutes an Agreement.

         Your renunciation of the benefit of your eligible options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this offer and will be controlling, absolute and final, subject to your withdrawal rights under Section 4 below and our acceptance of such renunciation in accordance with Section 5 below. Our acceptance of your renunciation relating to your eligible options pursuant to this offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of this offer.

         Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly and timely renounced eligible options that have not been validly withdrawn.

4.       WITHDRAWAL RIGHTS.

         You may only withdraw the renunciation of your right to the benefit of your eligible options (that is, you may revoke your previous election to renounce the benefit of your eligible options) in accordance with the provisions of this Section 4.

         You may withdraw the renunciation of your right to the benefit of your eligible options at any time before the expiration date. You must withdraw your renunciation with respect to all of your eligible options; you may not withdraw your renunciation with respect to only a portion of your eligible options.

         If the offer is extended by us beyond that the curently scheduled expiration date, you may withdraw the renunciation of the benefit of your eligible options at any time until the extended expiration date of the offer. In addition, unless we accept your renunciation before 11:59 p.m., eastern standard time, on December 18, 2002, you may withdraw your renunciation at any time after January 16, 2002.

         To validly withdraw the renunciation of the benefit of your eligible options, we must receive, at the address set forth in Section 3, the signature page to a withdrawal letter (using the form attached to the end of this document), or a facsimile thereof, signed by you, while you still have the right to withdraw your renunciation. The withdrawal letter must specify the name of the eligible employee who originally renounced his or her right to the benefit of the eligible options. Except as described in the withdrawal letter, the withdrawal letter must be signed by such eligible employee who originally renounced his or her right to the benefit of the eligible options to be withdrawn and whose name appears on the option grant agreements or certificates, as applicable, evidencing such eligible options.

         If you have withdrawn any prior renunciation, and you later change your mind and wish to renounce eligible options, you must submit a new signature page to the acceptance letter to properly renounce, again, the benefit of your eligible options. The new signature page must be completed and submitted to us before the expiration date and in accordance with the procedures described in
Section 3.

         Neither we nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Our determination of these matters will be final and binding.

5. ACCEPTANCE OF RENUNCIATION RELATING TO ELIGIBLE OPTIONS AND ISSUANCE OF NEW OPTIONS.

         Upon the terms and subject to the conditions of this offer and as promptly as practicable following the expiration date, we expect to cancel renounced eligible options which have not been validly withdrawn before the expiration date and to notify all eligible employees who have so renounced of our acceptance. If we cancel eligible options accepted for renunciation on December 20, 2002, you will be granted new options on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date renounced eligible options are cancelled, subject to the conditions described below. If the offer is extended, then the grant date of the new options will also be extended if necessary to ensure that the new option grant date is six months and one day following the date renounced eligible options are cancelled.

         To be entitled to the new options after your renounced eligible options have been accepted and cancelled in the offer, you must meet all of the following conditions:

         >> You must be continuously and actively employed by Genesys or one of its subsidiaries or on an authorized leave of absence from such employment from the date you renounce the benefit of your eligible options to and including the date of grant of the new options; and

         >> If you are on an authorized leave of absence on the date of grant of the new options, you will be entitled to receive a grant of new options only if you return to active employment before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled; and

         >>  Prior to the new option grant date, you must not have:

             o received a notice from Genesys or one of its subsidiaries that your employment is being terminated; or

             o given notice of your resignation or elected to retire from Genesys or one of its subsidiaries.

         If you do not meet all of the conditions listed above, you will not receive any new options for your renounced eligible options that have been accepted and cancelled in the offer. You will also not receive any other consideration or payment under such circumstances for the renounced eligible options.

         If you are on an authorized leave of absence on the new option grant date, you will be entitled to a grant of new options only if you return to active employment with Genesys or one of its subsidiaries before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled. In that event, you will receive a grant of new options within sixty (60) days of the date you return to active employment.

         For purposes of this offer, we will be deemed to have accepted a renunciation of eligible options that is not properly withdrawn, if and when we give oral or written notice to eligible employees of our acceptance of such renunciation, which may be by press release. Subject to our rights to extend, terminate and amend this offer, we currently expect that we will accept promptly after the expiration of the offer all properly made renunciations that are not validly withdrawn. Promptly after we accept the renunciations of the right to the benefit of eligible options, we will send each eligible employee a letter indicating the number of eligible options that we have accepted for renunciation, the corresponding number of new options and the expected grant date of the new options. All eligible options accepted for renunciation will be cancelled on the day of cancellation in the order of the exercise prices under such cancelled eligible options, commencing with those eligible options having the highest exercise price and continuing with eligible options having the next highest exercise price until eligible options having the lowest exercise are cancelled on the cancellation date (i.e., eligible options with an exercise price of $120 will be cancelled before eligible options with an exercise price of $102).

6.       CONDITIONS OF THE OFFER.

         We will not be required to accept any renunciation of eligible options, and we may terminate or amend this offer, or postpone our acceptance and cancellation of any renounced eligible options in this offer, in each case, subject to Rule 13e-4(f) (5) under the Securities Exchange Act, if at any time on or after November 19, 2002 and before the expiration date, we determine that any of the following events has occurred and, in our reasonable judgment, the occurrence of the event makes it inadvisable for us to proceed with the offer or to accept and cancel eligible options in this offer:

         (a) any threatened, instituted or pending action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this offer, the acquisition of some or all of the options pursuant to this offer, the issuance of new options, or otherwise relates in any manner to the offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of Genesys or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the benefits that we believe we will receive from the offer;

         (b) any action is threatened, pending or taken, or any approval, exemption or consent is withheld, withdrawn or provided subject to conditions, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal or any consent, approval, exemption or exemption order required to be obtained from any government or governmental, regulatory or administrative agency, authority or tribunal is not obtained, is withdrawn or is subject to conditions, in any such case that, in our reasonable judgment, would or might directly or indirectly:

             (1) make the acceptance of a renunciation of the right to the benefit of, or issuance of new options for, some or all of the eligible options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

             (2) delay or restrict our ability, or render us unable, to accept a renunciation of the right to the benefit of, or grant or issue new options for, some or all of the renounced eligible options;

             (3) materially impair the benefits that we believe we will receive from the offer;

             (4) require that we obtain shareholder approval of the offer; or

             (5) materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

         (c) any change, development, clarification or position taken in generally accepted accounting standards which could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with the offer or the grant of the new options;

         (d) a tender or exchange offer with respect to some or all of our ordinary shares, or a merger or acquisition proposal for us, is proposed, announced or made by another person or entity or is publicly disclosed; or

         (e) any change or changes or proposed change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or share ownership or in that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries or materially impairs or impacts or may materially impair or impact the benefits that we believe we will receive from the offer.

         The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this section 6 will be final and binding upon everyone.

7. PRICE RANGE OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES UNDERLYING THE ELIGIBLE OPTIONS.

         Our ordinary shares are traded on the Nouveau Marche of Euronext Paris S.A. under the number 3955. Our American Depositary Shares are traded on Nasdaq under the symbol "GNSY." The following table shows, for the periods indicated, the high and low closing sales price per common share as reported by the Nouveau Marche of Euronext Paris S.A. under the number 3955 and Nasdaq at the times indicated. Our shares were listed on Nasdaq in the form of American Depositary Shares beginning in April 2001.

                                             Nouveau Marche          Nasdaq
                                            ----------------    ----------------
                                             High       Low      High       Low
                                            ------     -----    ------     -----
Fiscal year ended December 31, 2000         (euro)    (euro)     U.S.$     U.S.$
   Fourth Quarter.........................   60.90     47.20      n/a       n/a
Fiscal year ending December 31, 2001
   First Quarter..........................   53.80     20.12      n/a       n/a
   Second Quarter.........................   35.82     26.02     15.29      9.90
   Third Quarter..........................   25.60      9.76     11.00      4.55
   Fourth Quarter.........................   16.94     11.03      8.35      5.10
Fiscal year ending December 31, 2002
   First Quarter..........................   14.45      7.57      6.80      3.55
   Second Quarter.........................   14.33      5.12      6.54      2.55
   Third Quarter..........................    5.60      2.00      2.70      0.96


         As of November 19, 2002, the last reported sale price of our ordinary shares, as reported on Nouveau Marche at Euronext Paris S.A. was (euro)2.37 per share and the last reported sale price of our American Depositary Shares as reported on Nasdaq was U.S.$1.16 per share. We recommend that you obtain current market quotations for our ordinary shares and American Depositary Shares before deciding whether to renounce the benefit of your eligible options.

8.       SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.

         Consideration.

         We will issue new options to purchase our ordinary shares or American Depositary Shares, as applicable, under the applicable option plan (the same option plan under which the related eligible options were originally granted) for renounced eligible options which have been cancelled in the offer by us, subject to the terms set forth in the offer.

         We will grant one new option for each renounced eligible option cancelled in the offer, subject to adjustments for any future stock splits, stock dividends and similar events.

         However, we will not issue any new options exercisable for fractional shares. Instead, we will round down to the nearest whole number of new options with respect to each grant of eligible options cancelled in the offer. Each option entitles the eligible employee to purchase one of our ordinary shares or two (2) of our American Depositary Shares, as applicable, in accordance with the terms of the applicable option plan and option grant agreement or certificate, as applicable.

         As of November 19, 2002, approximately 1,743,394 options were issued and outstanding, after giving effect to options granted through November 19, 2002. Of these options, approximately 850,093 options were granted and remain outstanding on or after November 19, 2002 under the option plans, of which approximately 323,000 options (representing 38% of all such options) were held by eligible employees. The eligible options that we are offering to "exchange" represent approximately 18.53%% of all options outstanding as of November 19, 2002.

         If we receive and accept renunciations with respect to all eligible options, we expect to grant a total of approximately 323,000 new options, assuming all eligible employees who have renounced the benefit of their eligible options are entitled to a grant of new options.

         Description of Option Plans and New Options

         The following description of the option plans and the new options is only a summary, and may not be complete. For complete information please refer to the copies of the option plans and the forms of new option grant agreements or certificates, as applicable, that have been filed with the SEC as exhibits to the Tender Offer Statement on Schedule TO. You may also contact us at Genesys S.A., Attention: Mr. Patrick Janel, L'Acropole, 954-980 Avenue Jean Mermoz, CS 69004 34967, Montpellier Cedex 2, France, Telephone: +33 4 99 13 27 93 or
Facsimile: +33 4 99 13 25 31 to request copies of the option plans or the forms of the new option option grant agreements and/or certificates, as applicable, which will be provided at our expense.

         The following description summarizes the material terms of the option plans and the new options to be granted under the option plans.

         The Genesys Stock Incentive Plan.

         The maximum number of our ordinary shares available for issuance upon exercise of options granted under the Genesys Stock Incentive Plan is currently 550,000. The Genesys Stock Incentive Plan permits the grant of non-qualified stock options and options that qualify as "incentive stock options" under the Internal Revenue Code. All eligible options granted under the Genesys Stock Incentive Plan to eligible employees subject to this offer currently are incentive stock options. The new options that may be granted pursuant to this offer will also be incentive stock options to the maximum extent permitted under the U.S. Federal tax laws on the date of grant. However, the tax law requirements may not permit all of the new options to qualify as incentive stock options. This is because one of the requirements for qualification as an incentive stock option is that the aggregate exercise price for all ordinary shares (or ADSs) subject to options that first become vested exercisable by the optionholder in any calendar year cannot exceed $100,000. Accordingly, to the extent the aggregate exercise price limit is exceeded, the new options will be non-qualified stock options (e.g., options that do not qualify as an incentive stock options under the current U.S. federal tax laws).

         An eligible option granted under the Genesys Stock Incentive Plan represents the right to purchase two (2) American Depositary Shares, provided, that in the case of an optionholder who, on the effective date of exercise of an option, is an officer, director or other affiliate of, or a personal performing similar functions for, Genesys, the optionholder will receive one (1) of our ordinary shares in lieu of the two (2) American Depositary Shares.

         Under the Genesys Stock Incentive Plan, all employees and directors of Genesys and its affiliated entities are eligible for grants of options to acquire our American Depositary Shares. This plan is administered by our board of directors, or such committee as may be designated by our board of directors.

         The committee determines the employees and directors to whom grants of options to acquire our American Depositary Shares are made based on such factors as the committee may deem relevant. The committee also determines the terms and conditions of the options, including the number of options, the effective date of grant, whether the options are non-qualified stock options or incentive stock options and the option exercise period and vesting schedule. Unless the committee otherwise provides in the option grant agreement, options covered by an award vest as follows: (x) 10% of the options covered thereby vest on the first anniversary of the grant date, (y) an additional 7.5% vest on the last day of each of the eleven calendar quarters immediately following the first anniversary of the grant date and (z) the remaining 7.5% vest on the fourth anniversary of the grant date, provided the employee remains in the continuous employment of Genesys or one of its subsidiaries or continues to serve as a director, as applicable, from the grant date to the applicable vesting date. Each option is subject to earlier termination, expiration or cancellation as provided under the plan or the applicable option grant agreement. At the time an option is granted, or at any time thereafter, the committee may stipulate that the vesting restrictions described above will lapse upon a change in control (as defined therein).

         Upon a termination of an employee's employment for any reason, options that have not yet vested expire immediately. Options which have vested as of the date of termination may remain exercisable for a specified period of time, as set forth in the Stock Incentive Plan.

         In general, under the Stock Incentive Plan, our board of directors may from time to time amend, suspend or terminate the plan or amend the terms of the option plan and any outstanding options under the option plan, including amendments to the option plan prior to the grant date of the new options, and, generally, no amendment, suspension or termination can be made to outstanding options that would adversely affect the existing rights of the optionholder without his or her consent. We do not presently anticipate that our board will make any material amendments to the option plans prior to the date of grant of the new options other than amendments that the board considers necessary or desirable to comply with local tax or regulatory requirements or in connection with the offer.

         Appropriate adjustments may be made by our board of directors to the number or kind of shares covered by options, both as to options granted or to be granted, including the new options, and to the exercise price per share, to give effect to adjustments to the number of our ordinary shares or American Depositary Shares or types of our securities which result from certain corporate transactions.

         The French Stock Option Plans.

         The options granted under the French option plan are allocated among three (3) tranches: A, B and C. Each tranche is subject to specific vesting rules and rules requiring that the ordinary shares purchased upon exercise of the options continue to be held by the optionholder for a specific time. The allocation of the options among the three tranches is determined by our board of directors, in its sole discretrion, upon each grant of options. The same optionholder may, at the time of the grant of options, receive options allocated to different tranches.

         Each option entitles the optionholder to subscribe for (meaning purchase or acquire) one of our ordinary shares; i.e., one (1) ordinary share for one (1) option. The options may be granted by the our board of directors at any time, in one or various times. However, options may not be granted under our 1998 French option plan more than five (5) years after such plan was first authorized at an ordinary and extraordinary general shareholders' meeting of the Company and options may not be granted under our French option plan more than three (3) years after receipt of such authorization.

         The different tranches under our French option plan determine when options granted under each such tranche will become vested and exercisable. Options will become vested and exercisable only if the optionholder remains in the continuous employment if Genesys or one of our subsidiaries until the applivable vesting date. The vesting period for the exercise of the options are as follows:

         Tranche A: (20% of the options granted):  one (1) year from the date of grant;

         Tranche B: (50% of the options granted):  two (2) years from the date of grant; and

         Tranche C: (30% of the options granted):  three (3) years from the date of grant.

         Following the applicable vesting period set out above for each tranche of options, the optionholder may exercise the options of the relevant tranche at any time in one or more installments and subscribe for our ordinary shares

         Ordinary shares that are purchased upon exercise of vested options granted under our French option plan generally must be held by the optionholder for a specific "conservation period" during which the shares cannot be sold, assigned or otherwise transferred by the optionholcder. The conservation period varies according to the tranche of the options.

         The conservation periods for the three tranches of options are as follows:

         Tranche A: (20% of the options granted): conservation period of three
                                                  (3) years;

         Tranche B: (50% of the options granted): conservation period of two
                                                  (2) years; and

         Tranche C: (30% of the options granted): conservation period of one
                                                  (1) year.

         The conservation period for ordinary shares starts to run on the date of exercise of the corresponding options.

         Notwithstanding the foregoing, the conservation period for ordinary shares will not apply or, where applicable, will expire prior to the end of such period, in the event that:

         - the optionholder suffers a "disability," as defined by the law applicable to the optionholder;

         - the optionholder retires from employment with Genesys and its subsidiaries, except that the conservation period expires only with respect to ordinary shares purchased on exercise of options at least three (3) months prior to the optionholder's date of retirement;

         - involuntary termination of an optionholder's employment with Genesys and its subsidiaries by reason of redundency, except that the conservation period expires only with respect to ordinary shares purchased on exercise of options at least three (3) months prior to the date the optionholder is notified of his termination due to redundancy;

         - the optionholder exercises the options more than four (4) years after the date of grant of the options; or

         - the optionholder dies.

         In addition, the conservation periods for ordinary shares described above will not prevent optionholders who have exercised options and purchased our ordinary shares from receiving, in case of a merger by absorption of Genesys, shares in the absorbing company in exchange for such ordinary shares (based on the exchange ratio fixed in the merger agreement), provided that the conservation period will continue to apply to the shares obtained in the merger under the same conditions as those described above.

         The conservation periods do not apply to foreign residents who do not have an employment contract governed by French law.

         Our board of directors has the right, at its discretion, to unilaterally modify the provisions of our French option plan relating to the vesting periods for exercise of options and the conservation periods for our ordinary shares described above (but not to extend the vesting periods or conservation periods), in the event of:

         - Genesys becomes the subject of a a takeover bid (for purposes of the plans, Genesys will be deemed to be the subject of a takeover bid as of the publication of the offering circular of the initiator signed by the COB and, where applicable, after receipt by the CMF of the decisions or authorizations required by applicable law);

         - one or more Genesys shareholders assigns their ordinary shares in a transaction that results in the transfer of control of Genesys, within the meaning of Article L 233-3 of the French Code;or

         - an individual or legal entity, acting alone or in concert with others, holds, whether directly or indirectly, at least twenty-five (25%) of Genesys' capital stock or the voting rights in Genesys.]

          General Terms of New Options.

         The new options will be granted under the same option plan under which the related eligible options were originally granted. We will issue a new option grant agreement or certificate, as applicable, evidencing all new options granted pursuant to this offer. The option grant agreement evidencing new options granted under the Genesys Stock Incentive Plan that are non-qualified options will be substantially the same as the form of option grant agreement attached as Exhibit (d)(3) to the Tender Offer Statement on Schedule TO that we filed with the SEC on November 19, 2002. The option grant agreement evidencing new options granted under the Genesys Stock Incentive Plan that are incentive stock options (ISOs) will be substantially the same as the form of option grant agreement attached as Exhibit (d)(4) to the Tender Offer Statement on Schedule TO that we filed with the SEC on November 19, 2002. The certificate evidencing all new options granted under the French option plan will be substantially the same as the form of certificate attached as Exhibit (d)(5) to the Tender Offer Statement on Schedule TO that we filed with the SEC on November 19, 2002.

         The issuance or grant of new options under this offer will not create any contractual or other right of the recipient to receive any future grants of stock options or benefits instead of stock options or any right to continued employment.

         An eligible employee who renounces the right to the benefit of eligible options that are cancelled pursuant to this offer will receive a grant of new options only if such eligible employee meets all of the following conditions:

         >> The eligible employee must be continuously and actively employed by Genesys or one of its subsidiaries or on an authorized leave of absence from such employment from the date he or she renounces the right to the benefit of his or her eligible options to the date of grant of the new options; and

         >> If the eligible employee is on an authorized leave of absence on the date of grant of the new options, the eligible employee will be entitled to receive a grant of new options only if he or she returns to active employment before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled; and

         >> Prior to the new option grant date, the eligible employee must not have:

             o received a notice from Genesys or one of its subsidiaries that his or her employment is being terminated; or

             o given notice of resignation or elected to retire from Genesys or one of its subsidiaries.

If an eligible employee does not meet all of the conditions listed above, such eligible employee will not receive any new options for the renounced eligible options that have been cancelled in the offer. That eligible employee will also not receive any other consideration or payment under such circumstances for the renounced eligible options cancelled.

         In accordance with the terms of the option plans, the exercise price of the new options will be determined based on the "market value" or our ordinary shares (or ADSs) as of the date the new options are granted, as follows:

              New options granted under the Genesys Stock Incentive Plan that are not incentive stock options will have an exercise price at least equal to the average of the closing prices of an American Depositary Share over the 20 trading days immediately preceding the date the new options are granted, as reported on Nasdaq;

              New options granted under the Genesys Stock Incentive Plan that are incentive stock options will have an exercise price equal to the greater of (x) 95% of the average of the closing prices of an American Depositary Share over the 20 trading days immediately preceding the date the new options are granted and
                  (y) the closing price of an American Depositary Share on such grant date, in each case, as reported on Nasdaq;

              New options granted under the French option plan will have an exercise price set by our board of directors by reference to the market value of our ordinary shares on the date the new options are granted, but shall in no event be lower than 95% of the average of the market prices for our ordinary shares during the 20 trading days immediately preceding the date the new options are granted, as reported on the Nouveau Marche of Euronext Paris S.A; and

              In no event, can the exercise price of the new options be less than the nominal value of one of our ordinary shares.

         We expect to grant the new options on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date renounced eligible options are cancelled to eligible employees who are actively employed on that grant date (and later in the case of an eligible employee who is on an authorized leave of absence on the new option grant date and who returns to active employment prior to the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled), and, accordingly, we cannot predict the exercise price of the new options. Accordingly, the new options may have a higher exercise price than some or all of your renounced eligible options which may be cancelled in the offer. We recommend that you obtain current market quotations for our ordinary shares and American Depositary Shares before deciding whether to renounce your right to the benefit of your eligible options.

         If the renounced eligible options are incentive stock options, the new options will be granted as incentive stock options to the maximum extent permitted under the U.S. Federal tax laws on the date of grant, as described herein. Any new options that exceed the limit for incentive stock options will be non-qualified stock options.

         Upon the exercise of an option, including the new options, the eligible employee pays the exercise price in cash or by wire transfer.

         The term of the new options will be deemed to have commenced on the date of grant of the related renounced eligible options that were cancelled in the offer. Accordingly, subject to the applicable vesting requirements, the new options will be exercisable during the period beginning on the effective date of grant of the new options and ending on the day before the eighth anniversary of the date of grant of the related renounced eligible options, except that the period for exercise of the new options will end on an earlier date in the event of an earlier termination of the optionholder's employment, in accordance with the terms of the applicable option plans.

         The new options will have the same vesting schedule and vesting dates as the related renounced eligible options cancelled in the offer. Accordingly, the new options will be vested on the date of grant to the extent that the related renounced eligible options cancelled in the offer would have been vested on that date and the remaining new options will become vested in accordance with the same vesting schedule as the related renounced eligible options that were cancelled in the offer.

         This summary of the option plans and the new options is qualified in its entirety by the specific language of the option plans and applicable option grant agreements or certificates, as applicable, copies of which are available upon request to Patrick Janel at the number or address set forth in Section 3.

         No Stockholder Rights and Employment Rights.

         Optionholders have no stockholder rights with respect to any of our ordinary shares or American Depositary Shares subject to outstanding options until such shares (or ADSs) are purchased in accordance with the provisions of the applicable option plan and option grant agreement or certificate, as applicable. Nothing in any of the option plans confers upon any optionholder any right to continued employment.

         Registration of Ordinary shares.

         Our ordinary shares or American Depositary shares issuable upon exercise of all new options to be granted pursuant to the offer, have been or will be registered under the Securities Act on a registration statement on Form S-8 filed with the SEC. Accordingly, unless you are considered an "affiliate" of Genesys under the U.S. securities laws, you will be able to sell your ordinary shares (or ADSs) issued upon exercise of new options free of any transfer restrictions under applicable securities laws.

         Tax Consequences.

         You should refer to sections 13 and 14 for a discussion of the U.S. Federal income tax tax consequences of accepting or rejecting this offer to renounce the benefit of your eligible options for cancellation and of the grant of the new options under this offer document. We recommend that you consult with your own tax advisor to determine the tax consequences of the offer to you under applicable laws.

9.       INFORMATION CONCERNING GENESYS.

         The address of our principal executive office is L'Acropole, 954-980 Avenue Jean Mermoz, CS 69004 34967, Montpellier Cedex 2, France, where the telephone number is +33 4 99 13 27 93. Our Internet address on the worldwide web is www.genesys.com. Information contained on our website does not constitute a part of this offer document. For additional information regarding Genesys, we recommend that you also review the materials which we have filed with the SEC and have listed in Section 17.

10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS AND OUR ORDINARY SHARES.

         A list of our directors and board appointed officers, including our most senior executives, is attached to this offer as Schedule A. As of November 19, 2002, such persons, as a group, beneficially owned a total of approximately 886,850 options, which represented approximately 50.86% of all options outstanding as of that date (1,743,394), after giving effect to options granted through November 19, 2002. Of the total options beneficially owned by our directors and board appointed officers as of that date, approximately 623,025 options are eligible options (or options eligible under a substantially similar offer outside the United States), which represented approximately 73% of all eligible options (together with options eligible under a substantially similar offer outside the United States) outstanding as of that date. Our directors and board appointed officers, including our most senior executives, who are eligible employees will be permitted to participate in this offer, with respect to their eligible options, on the same basis as other eligible employees.

         During the 60 days prior to November 19, 2002, we did not granted any options to the directors and board-appointed officers. As of November 19, 2002, our directors and board-appointed officers, including our most senior executives held the following eligible options (or options eligible under a substantially similar offer outside the United States):

---------------------------------------------------------------------------------------------
Name                     Position and Offices Held                   All Options held/
                                                                     Options Eligible to
                                                                     Participate in this
                                                                     Offer and Substantially
                                                                     Similar Offer/Eligible
                                                                     Options
---------------------------------------------------------------------------------------------
Francois Legros          Chairman and Chief Executive Officer        247,683/211,410/0
---------------------------------------------------------------------------------------------
Jean Jacques Bertrand    Director                                    0/0/0
---------------------------------------------------------------------------------------------
Patrick S. Jones         Director                                    0/0/0
---------------------------------------------------------------------------------------------
Jean Charles Bouillet    Director                                    0/0/0
---------------------------------------------------------------------------------------------
Michael E. Savage        Chief Financial Officer                     100,000/100,000/100,000
---------------------------------------------------------------------------------------------
Marie Capela Laborde     Executive Vice President-Chief Legal        38,000/28,979/0
                           & Human Resources Officer
---------------------------------------------------------------------------------------------
Jim Huzell               Group President                             150,000/150,000/0
---------------------------------------------------------------------------------------------
David Detert             Executive Vice President-Chief              40,559/40,559/0
                           Strategic Officer
---------------------------------------------------------------------------------------------
Kailash Ambwani          Chief Operating Officer                     75,000/0/0
---------------------------------------------------------------------------------------------
Andrew Pearce            Executive Vice President-Global             49,500/22,500/0
                         Operations & Infrastructures
---------------------------------------------------------------------------------------------
Margie Medalle           Chief Executive Officer-North America       60,000/35,000/35,000
---------------------------------------------------------------------------------------------
Olivier Fourcade         Executive Vice President-Asia Pacific       67,727/67,727/0
---------------------------------------------------------------------------------------------
Jim Lysinger             Executive Vice President-Europe             39,998/15,000/15,000
---------------------------------------------------------------------------------------------
Rolf Dahlin              Chief Executive Officer - Video Division    18,383/18,383/0
---------------------------------------------------------------------------------------------

         Except as otherwise described above and other than ordinary course grants of stock options to employees who are not board appointed officers and newly hired employees who are not board appointed officers, there have been no transactions in options to purchase our ordinary shares or in our ordinary shares which were effected during the past 60 days by Genesys or, to our knowledge, by any board appointed officer, director, affiliate or subsidiary of Genesys.

11. STATUS OF ELIGIBLE OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

         Many of our eligible employees hold options with exercise prices significantly higher than the current market price of our ordinary shares. We believe it is in our best interest to offer these eligible employees an opportunity to more effectively participate in the potential growth in our stock price. We could accomplish this goal by repricing existing options, which would enable eligible employees to immediately receive new options with an exercise price equal to our current market price, determined under the terms of the option plans. However, if we repriced existing options, we could be required under the financial accounting rules applicable to us to recognize significant charges in our financial statements relating to the repriced options which would reduce our reported earnings for each fiscal quarter that the repriced options remained outstanding. This could have a negative impact on our stock price performance.

         We believe that we can accomplish our goals of providing eligible employees the benefit of choosing whether they want to receive options that over time may have a greater potential to increase in value, without the accounting consequence described above because:

         >> we will not grant any new options to eligible employees who renounce their right to the benefit of their eligible options in the offer until a day that is more than six months from the date we cancel eligible options that have been renounced in this offer;

         >> the exercise price of all new options will not be less than the "market value" of our ordinary shares or American Depositary Shares, as applicable, on the future date we grant the new options (determined under the terms of the option plans) and will not be less than the nominal value of one of our ordinary shares.

         >> we will not grant any other options to an eligible employee who renounces their right to the benefit of eligible options in the offer that are cancelled in the offer until after the date on which we grant the new options.

         Eligible options we accept for renunciation and acquire pursuant to this offer will be cancelled and will be returned to the pool of options available for future option grants under the applicable option plan. To the extent such options are not granted in connection with this offer, the options will be available for future grants to employees and other eligible plan participants without further stockholder action, except as may be required by applicable law or the rules of Nasdaq or the Nouveau Marche of Euronext Paris S.A. or any other stock exchange on which our ordinary shares or American Depositary Shares are then quoted or listed.

12.      LEGAL MATTERS; REGULATORY APPROVALS.

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our issuance of new options for cancelled options to eligible employees as contemplated by this offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein, other than such other approvals as have been or are expected to be obtained by us. We are unable to predict whether we may determine that we are required to delay the acceptance of eligible options for new options pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept any eligible options for cancellation pursuant to a renunciation by an eligible employee is subject to conditions, including the conditions described in Section 6.

13.      MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

         The following is a general summary of the material U.S. Federal income tax consequences of the renunciation of the benefit of eligible options and the grant of new options pursuant to this offer to eligible employees. All eligible employees are residents of the U.S., as required under this offer. This discussion is based on the now applicable provisions of the U.S. Internal Revenue Code and the regulations thereunder, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of optionholders.

         Eligible employees, who are required to be residents of the U.S. pursuant to the terms of this offer, who renounce the benefit of their eligible options and receive new options will not be required to recognize income for U.S. Federal income tax purposes at the time of the renunciation or at the time of grant of the new options. The grant of options is not recognized as a taxable event for U.S. Federal income tax purposes.

         NON-QUALIFIED STOCK OPTIONS. Upon the exercise of a new option that is a non-qualified stock option (i.e., not an incentive stock option) for cash, the eligible employee will recognize compensation income, taxable as ordinary income, in an amount equal to the excess of (i) the fair market value of the ordinary shares (or ADSs) purchased upon such exercise, on the date such option is exercised, over (ii) the exercise price for such shares (or ADSs) purchased upon such exercise.

         The tax basis of any ordinary share (or ADS) received upon the exercise of a new non-qualified option will be equal to the fair market value of such share (or ADS) on the date of exercise of the option. Upon any subsequent sale of such share (or ADS), the eligible employee will realize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and the eligible employee's tax basis in such share (or ADS). An eligible employee's holding period for capital gains purposes will commence on the date following the date of exercise of the option. Under current U.S.Federal tax laws, capital gains are taxed at a lower rate than ordinary income.

         The employer generally will be entitled to a tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the eligible employee as a result of the exercise of a new option, in the year of recognition by the eligible employee.

         INCENTIVE STOCK OPTIONS ("ISOs"). Generally, upon the exercise of a new option that is an incentive stock option for cash, an eligible employee will not be required to recognize income for Federal income tax purposes at the time that the new option that is exercised. However, the excess of the fair market value on the date of exercise of an ISO of the ordinary shares (or ADSs) purchased upon such exercise over the exercise price for such ordinary shares (or ADSs) is required to be recognized as taxable income for alternative minimum tax ("AMT") purposes. Also, in general, the exercise of an ISO more than three months after the termination of an eligible employee's employment with Genesys and its subsidiaries, other than a termination resulting from the employee's death or disability, will cause the ISO to be treated as though it were a non-qualified option for Federal income tax purposes, resulting in the tax consequences described above.

         The Federal income tax consequences of the disposition of the ordinary shares (or ADSs) acquired on exercise of an ISO differs depending on whether the ordinary shares (or ADSs) are sold before or after the later of the following two "holding periods": (i) two years after the ISO was granted (i.e., for purposes of the new options that are ISOs, two years after the new option grant date) or (ii) one year after the ISO was exercised. A sale prior the expiration of the holding period is called a "disqualifying disposition" and a sale after expiration of the holding is called "qualifying disposition".

         Upon a disqualifying disposition, an eligible employee will be required to recognize compensation, taxable as ordinary income, in an amount that varies depending on whether the amount received for the ordinary shares (or ADSs) sold exceeds, equals or is less than the fair market value of the ordinary shares (or
ADSs) on the date on which the ISO is exercised. The eligible employee may also be required to recognize capital gains, and may be permitted to recognize capital losses, at that time, depending on the sales price. If the amount realized upon the sale of the ordinary shares (or ADSs) equals or exceeds the fair market value of such ordinary shares (or ADSs) on the date on which the related ISO was exercised, the eligible employee will be required to recognize compensation, taxable as ordinary income, in an amount equal to the excess, if any, of (i) the fair market value on the date on which the ISO was exercised of the ordinary shares (or ADSs) sold over (ii) the exercise price paid for such ordinary shares (or ADSs). The eligible employee would also be required to recognize capital gain income equal to the excess, if any, of (i) the amount received for the ordinary shares (or ADSs) sold over (ii) the fair market value on the date on which the ISO was exercised of such ordinary shares (or ADSs). If the amount realized upon the sale of the ordinary shares (or ADSs) is less than the fair market value of such ordinary shares (or ADSs) on the date on which the related ISO was exercised, then the eligible employee is required to recognize compensation, taxable as ordinary income, in an amount equal to the excess, if any, of (i) the amount realized for such ordinary shares (or ADSs) over (ii) the exercise price paid for such ordinary shares (or ADSs). If the exercise price paid for the ordinary shares (or ADSs) exceeds the amount realized upon a sale of the ordinary shares (or ADSs), the eligible employee would be entitled to recognize a capital loss in the amount of such excess.

         If an eligible employee disposes of ordinary shares (or ADSs) acquired on the exercise of an ISO in a qualifying disposition, the excess, if any, of
(i) the amount realized upon such sale over (ii) the exercise price paid for the ordinary shares (or ADSs) is recognized and taxable as a capital gain. If the exercise price paid for the ordinary shares (or ADSs) sold exceeds the amount realized upon a subsequent sale of such ordinary shares (or ADSs), such excess is permitted to be taken as a capital loss.

         For purposes of the new options, a determination as to whether the sale of shares is a disqualifying or qualifying disposition will be based on the date the new options are granted, not the date the eligible options were initially granted.

         In general, Genesys will not receive any compensation deduction with respect to an eligible employee's exercise of an ISO. However, upon a disqualifying disposition, Genesys will be entitled to a deduction in the year of the disqualifying disposition equal to the amount the eligible employee recognizes as compensation income due to such disqualifying disposition.

         WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

14.      EXTENSION OF OFFER; TERMINATION; AMENDMENT.

         We may, from time to time, extend the period of time during which this offer is open and delay accepting any renounced eligible options by announcing any such extension and giving oral or written notice of the extension to eligible employees. If the offer is extended, then the grant date of the new options will also be extended if necessary to ensure that the new options are granted more than six months following the date that the renounced eligible options are cancelled.

         We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any renounced eligible options upon the occurrence of any of the conditions specified in Section 6, by giving oral or written notice of such termination or postponement to eligible employees and making an announcement thereof. Our reservation of the right to delay our acceptance and cancellation of renounced options is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the renounced eligible options promptly after termination or withdrawal of a tender offer.

         Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in
Section 6 has occurred or is deemed by us to have occurred, to amend this offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this offer to eligible employees or by decreasing or increasing the number of options being sought in the offer.

         Amendments to the offer may be made at any time and from time to time by an announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., eastern standard time, on the next business day after the last previously scheduled or announced expiration date. Any announcement made pursuant to the offer will be disseminated promptly to eligible employees in a manner reasonably designated to inform eligible employees of such change. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release through our normal channels.

         If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d) (2) and 13e-4(e) (3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

15.      FEES AND EXPENSES.

         We will not pay any fees or commissions to any broker, dealer or other person for soliciting the renunciation of rights to the benefit of eligible options pursuant to this offer document.

16.      ADDITIONAL INFORMATION.

         We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this offer document is a part, with respect to the offer. This offer document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to renounce your right to the benefit of your eligible options:

         (a) Our Annual Report on Form 20-F for the year ended December 31, 2001, filed June 12, 2002;

         (b) The description of our ordinary shares and American Depositary Shares contained in our registration statement on Form F-4 filed on February 12, 2001 under the headings "Description of Genesys Share Capital Stock" and "Description of Genesys American Depositary Receipts", including all amendments or reports updating this description; and

         (c) Our Reports on Form 6-K, dated June 12, 2002, June 19, 2002, June 25, 2002, July 10, 2002, July 11, 2002, August 6, 2002, August 9, 2002, August
13, 2002, August 14, 2002, August 21, 2002, September 4, 2002, September 10,
2002, September 16, 2002, October 30, 2002, November 5, 2002, November 8, 2002
and November 15, 2002.

         We hereby incorporate by reference additional documents that we may file with the SEC between the date of this offer document and the expiration date of our offer.

         These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W.                                  500 West Madison Street
Room 1024                                               Suite 1400
Washington, D.C. 20549                                  Chicago, Illinois 60661

You may obtain information on the operation of the public reference rooms by calling the SEC at l-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

         Our ordinary shares are listed for trading on the Nouveau Marche of Euronext Paris S.A. under the number 3955. Our American Depositary Shares are traded on Nasdaq under the symbol "GNSY."

         We will also provide without charge to each person to whom a copy of this offer document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

         Genesys S.A.
Attention: Mr. Patrick Janel
L'Acropole
954-980 Avenue Jean Mermoz
CS 69004 34967, Montpellier Cedex 2
France
Telephone:  +33 4 99 13 27 93
Facsimile:  +33 4 99 13 25 31


between the hours of 9:00 a.m. and 4:00 p.m., eastern standard time. As you read the documents listed in Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this offer document, you should rely on the statements made in the most recent document. The information contained in this offer document about Genesys should be read together with the information contained in the documents to which we have referred you.

17.      FORWARD LOOKING STATEMENTS.

         This offer document contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements of current condition. These statements appear in a number of places in this offer document and include statements concerning the parties' intent, belief or current expectations regarding future events and trends affecting the parties' financial condition or results of operations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Some of these factors are described in the Form 20-F which was filed by Genesys with the Securities and Exchange Commission on June 12, 2002. Although management of the parties believe that their expectations reflected in the forward looking statements are reasonable based on information currently available to them, they cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this release. Except to the extent required by law, the parties undertake no obligation to revise or update any of them to reflect events or circumstances after the date of this release, or to reflect new information or the occurrence of unanticipated events.

         We have not authorized any person to make any recommendation on our behalf as to whether or not you should renounce your right to the benefit of your eligible options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document or in the related acceptance letter. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                                   Genesys S.A.


 November 19, 2002

                                   SCHEDULE A



                             INFORMATION CONCERNING
                   THE DIRECTORS AND BOARD APPOINTED OFFICERS
                                OF GENESYS S.A.

         The directors and board appointed officers of Genesys S.A. and their positions and offices as of November 19, 2002, are set forth in the following table:

        Name                                 Position and Offices Held
-----------------------             --------------------------------------------
Francois Legros                     Chairman and Chief Executive Officer
Jean Jacques Bertrand               Director
Patrick S. Jones                    Director
Jean Charles Bouillet               Director
Michael E. Savage                   Chief Financial Officer
Marie Capela Laborde                Executive Vice President-Chief Legal &
                                        Human Resources Officer
Jim Huzell                          Group President
David Detert                        Executive Vice President-Chief Strategic
                                        Officer
Kailash Ambwani                     Chief Operating Officer
Andrew Pearce                       Executive Vice President-Global Operations &
                                        Infrastructures
Margie Medalle                      Chief Executive Officer-North America
Olivier Fourcade                    Executive Vice President-Asia Pacific
Jim Lysinger                        Executive Vice President-Europe
Rolf Dahlin                         Chief Executive Officer - Video Division



         In addition, the address of each director and board appointed officer is: c/o Genesys S.A. L'Acropole, 954-980 Avenue Jean Mermoz, CS 69004 34967, Montpellier Cedex 2. Their business telephone number is + 33 4 99 13 27 67.

EXHIBIT 1
                                  GENESYS S.A.

          OFFER TO GRANT ELIGIBLE EMPLOYEES THE OPPORTUNITY TO RENOUNCE
                 THE RIGHT TO THE BENEFIT OF OUTSTANDING OPTIONS
                       GRANTED TO SUCH ELIGIBLE EMPLOYEES
                 UNDER GENESYS S.A'S STOCK INCENTIVE PLAN AND/OR
                        THE 1998 FRENCH STOCK OPTION PLAN
                                 FOR NEW OPTIONS

                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN STANDARD
                           TIME ON DECEMBER 18, 2002,
                     UNLESS THE OFFER IS EXTENDED BY GENESYS

To: Genesys S.A.
Attention: Mr. Patrick Janel
L'Acropole
954-980 Avenue Jean Mermoz
CS 69004 34967, Montpellier Cedex 2
France
Telephone:  +33 4 99 13 27 93
Facsimile:  +33 4 99 13 25 31

       Delivery of the signature page of this acceptance letter by regular external mail to an address other than as set forth above, a transmission via facsimile to a number other than as set forth above or any form of interoffice mail will not constitute a valid delivery.

       Pursuant to the terms and subject to the conditions of the Offer to Exchange dated November 19, 2002 and this Acceptance Letter, I hereby renounce the benefit of all of my eligible options to purchase ordinary shares or American Depositary Shares, as applicable, of Genesys S.A. that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan that are outstanding on the expiration date of the Offer.

To Genesys S.A.:

         Upon the terms and subject to the conditions set forth in the Offer to Grant Eligible Employees the Opportunity to Renounce the Benefit of Outstanding Options Granted to such Eligible Employees under the Genesys Stock Incentive Plan and/or the 1998 French Stock Option Plan, dated November 19, 2002 (the "Offer to Renounce"), my receipt of which I hereby acknowledge, and in this Acceptance Letter (this "Letter" which, together with the Offer to Renounce, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby renounce the benefit of all of my options to purchase ordinary shares or American Depositary Shares, as applicable, of Genesys S.A. (the "Shares") to Genesys S.A., a company organized under the laws of France (the "Company"), that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan (the "Renounced Options") that are outstanding on the expiration date of the Offer for "New Options." One new option will be granted for every one Renounced Option that is accepted for renunciation and cancelled in the Offer, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan (as defined below).

         However, the Company will not issue any New Options exercisable for fractional shares. Instead, the Company will round down to the nearest whole number of New Options with respect to each grant of Renounced Options. Each option entitles me to purchase one Genesys ordinary share or two (2) American Depositary Shares, as applicable, in accordance with the terms of the applicable Option Plan and option grant agreement or certificate, as applicable.

         New Options issued for Renounced Options granted under the terms of the Genesys Stock Incentive Plan (the "Stock Incentive Plan") will be subject to the terms of the Stock Incentive Plan and to a new option option grant agreement or certificate, as applicable, to be issued by the Company. New Options issued for Renounced Options granted under the terms of the 1998 French stock option plan (the "French Option Plan" and, with the Stock Incentive Plan, the "Option Plans") will be subject to the terms of the applicable French Option Plan and to a new certificate to be issued by the Company under the applicable plan.

         Subject to, and effective upon, the Company's acceptance of the Renounced Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Renounced Options.

         I hereby represent and warrant that I have full power and authority to renounce the benefit of the Renounced Options and that, when and to the extent that the Renounced Options are accepted for cancellation by the Company, the Renounced Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option grant agreement or certificate, as applicable) and the Renounced Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the renunciation of the right to the benefit of the Renounced Options for New Options pursuant to the Offer.

         I understand and acknowledge that:

         (1) I may renounce the benefit of all of my options granted under the Option Plans and that I am not required to renounce the benefit of any of such options in the Offer. However, to participate, I must renounce the benefit of all such options (no partial renunciation of options is permitted).

         (2) All Renounced Options properly renounced prior to 11:59 p.m., eastern standard time, on December 18, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn that are cancelled in the Offer will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including my continued employment and the other conditions described in Sections 1, 5, 6 and 8 of the Offer to Renounce.

         (3) Upon the Company's acceptance of the Renounced Options, I understand that the option grant agreements or certificates, as applicable, to which the Renounced Options are subject will terminate automatically and the Company will terminate and cancel all then outstanding options thereunder. All New Options will be subject to the terms and conditions of the applicable Option Plan and the terms of a new option option grant agreement or certificate, as applicable, to be issued by the Company, a copy of which I will receive after the New Options are granted.

         (4) The New Options will be granted on or about the first regularly scheduled meeting of our board of directors following the end of the six-month and one day period following the date the Renounced Options are cancelled to Eligible Employees who are actively employed on that grant date. One new option will be granted for every one Renounced Option cancelled in the offer, subject to adjustments for any stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan.

         The New Options will have (a) an exercise price (also known as the grant price or subscription price) determined based on the "market value" of the Shares as of the grant date of the New Options, in accordance with the terms of the applicable Option Plan, (b) a term of eight years from the date of grant of the related Renounced Options, subject to earlier expiration upon termination of employment, death or retirement, and (c) the same vesting schedule and vesting dates as the related Renounced Options. If the Renounced Options are incentive stock options, the New Options will be granted as incentive stock options to the maximum extent they qualify as incentive stock options under the U.S. Federal tax laws on the date of grant. Any New Options that exceed the limit for incentive stock options will be deemed to be non-qualified stock options.

         (5) To be entitled to the New Options after my Renounced Options have been cancelled in the Offer, I must meet all of the following conditions:

         >> I must be continuously and actively employed by the Company or one of its subsidiaries or on an authorized leave of absence from such employment from the date I renounce the benefit of my Renounced Options to and including the date of grant of the New Options; and

         >> If I am on an authorized leave of absence on the New Option grant date, I must return to active employment before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled; and and

         >>  Prior to the new option grant date, I must not have:

             o received a notice from Genesys or one of its subsidiaries that my employment is being terminated; or

             o given notice of my resignation or elected to retire from Genesys or one of its subsidiaries.

         If for any reason I do not meet all of the foregoing conditions, I will not receive any New Options or any other consideration or payment for the Renounced Options. If I am on an authorized leave of absence on the New Option grant date and I return to active employment with the Company or one of its subsidiaries before the first regularly scheduled meeting of our board of directors following the six-month and one-day period following the date renounced eligible options are cancelled, I will be entitled to a grant of New Options within sixty (60) days of the date I return to active employment. The exercise price (also known as the grant price or subscription price) of the New Options will be determined based on the "market value" of the Shares as of the date of grant of the New Options, in accordance with the terms of the applicable Option Plan, provided that in no event can the exercise price of the new options be less than the nominal value of one of our ordinary shares.

         (6) For purposes of the New Options that are Incentive Stock Options, a determination as to whether the sale of shares is a disqualifying or qualifying disposition, will be based on the date such New Options are granted, not the date the Renounced Options were initially granted.

         (7) By renouncing the right to the benefit of my Renounced Options pursuant to the procedure described in Section 3 of the Offer to Renounce and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for renunciation of the Renounced Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         (8) Under certain circumstances set forth in the Offer to Renounce, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Renounced Options.

         (9) If I choose not to renounce the benefit of all of my options that are eligible for renunciation under the Offer or my Renounced Options are not accepted for renunciation, all such options shall remain outstanding and retain their current exercise price and vesting schedule.

         (10) The Company has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of participating or not participating in the Offer.

         (11) I agree to all of the terms and conditions of the Offer as they appear in the Offer (English version).

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this renunciation is irrevocable.

         The Offer is not being made to (nor will any renunciation of rights to the benefit of options be accepted from or on behalf of) eligible employees if the making or acceptance of the Offer would not be in compliance with applicable laws, as determined by Genesys.

         This letter must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

         I hereby renounce the benefit of all of my options to purchase ordinary shares or American Depositary Shares of Genesys S.A. that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan that are outstanding on the expiration date of the Offer.


                                        SIGNATURE OF OWNER

                                        X
                                          --------------------------------------
                                            (Signature of Holder or Authorized
                                            Signatory- -
                                            See Instructions 1 and 4)


                                        Capacity:
                                                  -------------------------

                                        Date:                             , 2002
                                             -----------------------------


                                        Print Name:
                                                   -----------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Telephone No.
                                          (with area code):
                                                           ---------------------

                                        Email Address:
                                                      --------------------------

Acceptance Letter

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver the option grant agreements or certificates, as applicable, for Renounced Options or any of the other pages of the Letter. Affected eligible employees will be notified separately of any additional documents that may be required.

         The only acceptable methods of delivery of the signed signature page are regular external mail or facsimile, as indicated above. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your signed signature page by external mail, the Company recommends that you use registered mail with return receipt requested. Delivery by any form of interoffice mail will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery.

         Renunciations of eligible options made pursuant to the Offer may be withdrawn at any time prior to 11:59 p.m., eastern standard time, on December 18 2002. You must withdraw your renunciation of all of your Renounced Options; you may not withdraw your renunciation of only a portion of your Renounced Options. If the Offer is extended by the Company beyond that time, you may withdraw your renunciation of your Renounced Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your renunciation before 11:59 p.m., eastern standard time, on December 18, 2002, you may withdraw your renunciation of your Renounced Options at any time after January 16, 2003. To withdraw your renunciation of your Renounced Options we must receive the signature page of the withdrawal letter in the form attached to the end of the Offer document, or a facsimile thereof, signed by you while you still have the right to withdraw your renunciation of your Renounced Options. Withdrawals may not be rescinded and any Renounced Options withdrawn will thereafter be deemed not properly renounced for purposes of the Offer unless such withdrawn options are properly renounced again prior to the Expiration Date by following the procedures described above.

         The Company will not accept any alternative, conditional or contingent renunciations. All renouncing eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their renunciation, except as provided for in the Offer to Renounce.

         2. Renunciation. If you intend to renounce the benefit of you eligible options pursuant to the Offer, you must renounce your right with respect to all of your eligible options that are outstanding on the Expiration Date.

         3. Signatures on This Acceptance Letter. If this Letter is signed by the eligible employee who is the holder of the Renounced Options, the signature must be by such employee.

         If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

         4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Renounce or this Letter may be directed to Mr. Patrick Janel, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

         5. Irregularities. All questions as to the number of eligible options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for renunciation of any eligible options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all renunciations of eligible options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the renunciation of any particular eligible options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No renunciation of eligible options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in renunciations, and no person will incur any liability for failure to give any such notice

         Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company on or prior to the Expiration Date. You must deliver a properly signed paper copy of the signature page to this Letter by regular external mail or facsimile. Delivery by any form of interoffice mail will not be accepted.

         6. Important Tax Information. You should refer to Sections 13 and 14 of the Offer to Renounce, which contains important United States tax information.

EXHIBIT 2
                                  GENESYS S.A.

                                  WITHDRAWAL OF
                PREVIOUSLY RENOUNCED ELIGIBLE OPTIONS PURSUANT TO
                  THE OFFER TO RENOUNCE DATED NOVEMBER 19, 2002

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                       11:59 P.M., EASTERN STANDARD TIME,
                              ON DECEMBER 18, 2002,
                          UNLESS THE OFFER IS EXTENDED

To: Genesys S.A.
Attention: Mr. Patrick Janel
L'Acropole
954-980 Avenue Jean Mermoz
CS 69004 34967, Montpellier Cedex 2
France
Telephone:  +33 4 99 13 27 93
Facsimile:   +33 4 99 13 25 31


       Delivery of the signature page of this withdrawal letter by regular external mail to an address other than as set forth above, a transmission via facsimile to a number other than as set forth above or any form of interoffice mail will not constitute a valid delivery.

         Pursuant to the terms and subject to the conditions of the Offer to Renounce dated November 19, 2002, my acceptance letter and this withdrawal letter, I hereby withdraw the renunciation of the right to the benefit of all of my eligible options that I previously made pursuant to the Offer to Renounce and my acceptance letter.

To Genesys S.A.:

         Upon the terms and subject to the conditions set forth in the Offer to Renounce dated November 19, 2002 (the "Offer to Renounce") and my Acceptance Letter, dated _______ __, 2002 (the "Acceptance Letter" which, together with the Offer to Renounce, as they may be amended from time to time, constitutes the "Offer"), I renounced to Genesys S.A., a corporation organized under the laws of France (the "Company"), the right to the benefit of all of my options to purchase ordinary shares or American Depositary Shares of Genesys S.A. (the "Shares") that were granted to me under the Genesys Stock Incentive Plan and/or the 1998 French stock option plan that were outstanding on the Expiration Date (as defined below) (my "Renounced Options") for "New Options." Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the renunciation of my Renounced Options prior to 11:59 p.m., eastern standard time, on December 18, 2002, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"). In addition, unless the Company accepts my Renounced Options before 11:59 p.m., eastern standard time, on December 18, 2002, I understand that I may withdraw my Renounced Options at any time after January 16, 2002. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the renunciation of all my Renounced Options.

         I understand and acknowledge that:

         (1) I may not rescind my withdrawal and the Renounced Options that I hereby withdraw will be deemed not properly renounced for purposes of the Offer unless I renounce those options again prior to the Expiration Date by following the procedures described in Section 3 of the Offer to Renounce.

         (2) I must withdraw all of my Renounced Options; I may not withdraw only a portion of my Renounced Options. Upon withdrawal of my Renounced Options, I understand that all such options shall remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

         (3) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Our determination of these matters will be final and binding.

         (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

         (5) I agree to all of the terms and conditions of the Offer and this withdrawal letter.

         This letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted by the eligible employee who renounced the Renounced Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

         Important: To withdraw the renunciation of Renounced Options, the signed signature page of this withdrawal letter (or a facsimile copy thereof) must be received by the Company on or prior to the expiration date. A properly signed paper copy of the signature page of this letter must be delivered by regular external mail or facsimile. Delivery by any form of interoffice mail will not be accepted. The method by which the signed signature page is delivered is at the employee's option and risk, and the delivery will be deemed made only when actually received by the Company. If the signed signature page of this letter is delivered by regular external mail, the Company recommends that registered mail with return receipt requested be used. In all cases, sufficient time should be allowed to ensure timely delivery.


                                        SIGNATURE OF OWNER

                                        X
                                          --------------------------------------
                                            (Signature of Holder or Authorized
                                            Signatory)


                                        Capacity:
                                                  -------------------------

                                        Date:                             , 2002
                                             -----------------------------


                                        Print Name:
                                                   -----------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Telephone No.
                                          (with area code):
                                                           ---------------------

                                        Email Address:
                                                      --------------------------



Withdrawal Letter